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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Meridian Resource Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Files No. 333-86788, No. 333-40009, No. 333-83737, and No. 333-83735) and Form S-3 (Files
No. 333-41940, No. 333-75414, No. 333-89620 and No. 333-116240) of The Meridian
Resource Corporation of our report dated April 29, 2005, related to the effectiveness of The Meridian Resource Corporation's internal control over financial reporting, which appears in this Form 10-K/A.

                                              BDO Seidman, LLP

Houston, Texas
April 29, 2005

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